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                           OFFER TO PURCHASE FOR CASH
                        1,343,352 SHARES OF COMMON STOCK
                                       OF
                           ENEX RESOURCES CORPORATION
                                       AT
                              $15.00 NET PER SHARE
                                       BY
                          MIDDLE BAY OIL COMPANY, INC.



                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                     12:00 MIDNIGHT, HOUSTON, TEXAS TIME, ON
                         MONDAY, MARCH 16, 1998, UNLESS
                             THE OFFER IS EXTENDED.
                    SHARES WHICH ARE TENDERED PURSUANT TO THE
                       OFFER MAY BE WITHDRAWN AT ANY TIME
                          PRIOR TO THE EXPIRATION DATE.



TO OUR CLIENTS:

         Enclosed for your consideration are the Offer to Purchase dated February 19, 1998 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Middle Bay Oil Company, Inc., an Alabama corporation ("Purchaser"), to purchase for cash up to 1,343,352 shares of common stock, par value $.05 per share (the "Shares"), of Enex Resources Corporation, a Delaware corporation ("Enex"), or such lesser number of Shares as equals a majority of the Shares outstanding on a fully-diluted basis as of the Expiration Date (as defined in the Offer to Purchase). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

         We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

         Your attention is invited to the following:

         1) The tender price is $15.00 per Share, net to you in cash without interest.

         2) The Offer and withdrawal rights expire at 12:00 midnight, Houston, Texas time, on Monday, March 16, 1998, unless the Offer is extended.



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         3)       The Offer is conditioned upon, among other things, a majority of the outstanding Shares being properly tendered prior to the Expiration Date and not withdrawn. Certain other conditions to the consummation of the Offer are described in Section 14 of the Offer to Purchase. Purchaser has expressly reserved the right to waive any one or more of the conditions of the Offer.

         4) Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         Except as disclosed in the Offer, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 2 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer (as described in Section 2 of the Offer to Purchase), and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time, depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form enclosed herewith. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares shall be tendered unless otherwise specified on the following page. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.




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                          INSTRUCTIONS WITH RESPECT TO
                        OFFER TO PURCHASE FOR CASH UP TO
                        1,343,352 SHARES OF COMMON STOCK
                                       OF
                           ENEX RESOURCES CORPORATION



         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 19, 1998 and the related Letter of Transmittal in connection with the Offer by Middle Bay Oil Company, Inc., an Alabama corporation, to purchase up to 1,343,352 shares of common stock, par value $.05 per share ("Shares"), of Enex Resources Corporation, a Delaware corporation ("Enex").

         This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


Number of Shares to be Tendered:*   SIGN HERE


                  Shares
-----------------                   -------------------------------------------
                                    Signature(s)

Date:                  , 1998
      -----------------             -------------------------------------------

                                    -------------------------------------------
                                    (Please print name(s) and address(es) here)


                                    -------------------------------------------

                                    -------------------------------------------

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.